                                                Exhibit 23.1
Consent of Independent Auditor
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-186406) and Form S-8 (File Nos. 333-179480 and 333-204062) of U.S. Silica Holdings, Inc. of our report dated July 13, 2018, relating to the consolidated financial statements of EP Acquisition Parent, Inc. as of November 30, 2017, and for the year then ended, which appears in this Form 8-K/A.

/s/ BDO USA, LLP
Troy, Michigan
July 13, 2018